Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation	Proportion of Ownership Interest
Capital Product Operating L.L.C.	Republic of The Marshall Islands	100%